UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2007 deltathree, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

75 Broad Street, New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 500-4850
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Item 3.02. Unregistered Sales of Equity Securities.

On February 19, 2007, deltathree, Inc. (the “Company”) acquired the service provider and consumer businesses, including certain other assets (the “Acquisition”), from Go2Call.com, Inc. (“Go2Call”). In connection with this transaction, the Company and Go2Call entered into an Asset Transfer Agreement (the “Agreement”) on February 17, 2007. The Acquisition was completed on February 19, 2007.

Go2Call, a privately-held Voice over Internet Protocol (“VoIP”) solutions provider founded in 1998, is headquartered in Evanston, Illinois. Go2Call has been engaged in the development and deployment of hosted VoIP solutions. Go2Call has provided its VoIP services and solutions to more than 200 service providers in nearly 100 countries world-wide. Recognized as a leader in the VoIP industry, Go2Call has delivered turnkey VoIP solutions to various service providers, including telecom carriers, ISP’s/broadband providers, and licensed VoIP operators.

Pursuant to the terms of the Agreement, the total consideration for the Acquisition consisted of US$2.8 million in cash, 2,959,831 unregistered shares of the Company’s Class A common stock, $0.001 par value per share (the “Common Stock”), and the assumption of liabilities associated with the provision of services under customer service agreements assumed by the Company from Go2Call. The total consideration is subject to adjustment based on a computation of the deferred revenue of Go2Call as of the closing. The parties placed 15% of the shares of Common Stock issued in the Acquisition with an escrow agent for fifteen months in connection with certain indemnification obligations of Go2Call.

The issuance of the shares of Common Stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

In connection with the Agreement, the Company and Go2Call entered into a registration rights agreement (the “Registration Rights Agreement”) whereby the Company has agreed to file a registration statement within 75 days after February 19, 2007 to register for resale the shares of Common Stock initially issued in connection with the Acquisition. Pursuant to the Registration Rights Agreement, if the Company does not file a registration statement within this 75-day period or if the U.S. Securities and Exchange Commission does not declare such registration statement effective within 75 days of the date of its filing, the Company will be required to issue 30,000 additional shares of its common stock for each 30 day period that passes after such filing deadline or effectiveness deadline, as partial liquidated damages. If the Company proposes to file a registration statement for the public offering of shares of its common stock (other than the specific registration statement required by the Registration Rights Agreement, and other than on Form S-4 or Form S-8), the Company is then required to provide the holders of the Common Stock an opportunity to have the shares of Common Stock included in such other Company registration statement.

Go2Call has entered into a covenant not to compete with the Company for a period of one year, subject to certain limitations, and certain employees and former employees of Go2Call have also entered into covenants not to compete with the Company for a period of one-hundred-eighty days, subject to certain limitations. Furthermore, the Company has offered employment to certain employees of Go2Call.

The foregoing descriptions of the Acquisition does not purport to be a complete statement of the parties’ rights and obligations under the relevant agreements and are qualified in their entirety by reference to the full text of the Agreement, including the Registration Rights Agreement. A copy of each of these agreements is attached as an exhibit to this Form 8-K and incorporated herein by reference.

Neither the Company nor any of its respective affiliates has any material relationship with Go2Call or any of its affiliates other than in respect of this Agreement and the other ancillary agreement entered into in connection with the foregoing transaction.

Item 7.01.  Regulation FD Disclosure

On February 20, 2007, the Company issued a press release announcing the consummation of the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired: In accordance with Item 9.01(a) of Form 8-K, the financial statements required pursuant to Regulation S-X will be filed by amendment to this Form 8-K not later than seventy-one calendar days after the date that this Form 8-K with respect to Item 2.01 above must be filed with the Securities and Exchange Commission.

(b) Pro Forma Financial Information: In accordance with Item 9.01(b) of Form 8-K, the pro forma financial information required pursuant to Regulation S-X will be filed by amendment to this Form 8-K not later than seventy-one calendar days after the date that this Form 8-K with respect to Item 2.01 above must be filed with the Securities and Exchange Commission.

(d) Exhibits: The following documents are filed herewith as exhibits to this Form 8-K:

Exhibit No.	Document

2.1	Asset Transfer Agreement dated February 17, 2007 by and between deltathree, Inc. and Go2Call.com, Inc.
10.1	Registration Rights Agreement dated February 19, 2007 by and deltathree, Inc. and Go2Call.com, Inc.
99.1	Press Release of the Company dated February 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deltathree, Inc.
(Registrant)

Date: February 20, 2007	By:	/s/ Shimmy Zimels
Shimmy Zimels
Chief Executive Officer

Exhibit Index

Exhibit No.	Document

2.1	Asset Transfer Agreement dated February 17, 2007 by and between deltathree, Inc. and Go2Call.com, Inc.
10.1	Registration Rights Agreement dated February 19, 2007 by and deltathree, Inc. and Go2Call.com, Inc.
99.1	Press Release of the Company dated February 20, 2007.